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As filed with the Securities and Exchange Commission on July 18, 2008.

Registration No. 333–152000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHUFFLE MASTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State of Incorporation)	3990 (Primary Standard Industrial Classification Code Number)	41-1448495 (I.R.S. Employer Identification Number)

1106 Palms Airport Drive Las Vegas, Nevada 89119-3730 (702) 897-7150 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jerome R. Smith, Esq.
Senior Vice President and General Counsel
1106 Palms Airport Drive
Las Vegas, Nevada 89119-3730
(702) 897-7150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kirk A. Davenport, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Phone: (212) 906-1200 Fax: (212) 751-4864	William M. Hartnett, Esq. Ann Makich, Esq. Cahill Gordon & Reindel LLP Eighty Pine Street New York, New York 10005 Phone: (212) 701-3000 Fax: (212) 269-5420

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to such Section 8(a), may determine.

Explanatory Note

        The purpose of this Amendment No. 2 to the registration statement is solely to file an exhibit to the registration statement as set forth below in Item 16 to Part II.

PART II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution

        The following table presents the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC Registration fee	$3,390
FINRA filing fee	$9,125
Printing and engraving expenses	$200,000
Legal fees and expenses	$500,000
Accounting fees and expenses	$150,000
Blue sky fees and expenses	$25,000
Custodian and transfer agent fees	$10,000
Miscellaneous fees and expenses	$27,485

Total	$925,000

Item 14.    Indemnification of Directors and Officers

        Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, the corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they: (i) have not been indemnified by another organization; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

        Article VI of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall exercise, as fully as may be permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

Item 15.    Recent Sales of Unregistered Securities

        Since June 1, 2005, we granted to our officers, employees and consultants 1,057,000 options to purchase shares of common stock under our 2004 Equity Incentive Plan, with per share exercise prices ranging from $5.00 to $33.36, and issued 63,688 shares of common stock upon exercise of such stock options. Since June 1, 2005, we granted to our non-employee directors 281,000 options to purchase shares of common stock under our 2004 Equity Incentive Plan for Non-Employee Directors, with per share exercise prices ranging from $6.00 to $31.41, and issued 44,800 shares of common stock upon exercise of such stock options. These transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701, Regulation D or Regulation S promulgated under the Securities Act or Section 4(2) of the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Shuffle Master, Inc. as amended July 15, 1992 (Incorporated by reference to exhibit 3.2 in our Annual Report on Form 10-K for the year ended October 31, 1995).
3.2	Articles of Amendment to Articles of Incorporation of Shuffle Master, Inc., effective January 14, 2005 (Incorporated by reference to exhibit 3.2 to our Annual Report on Form 10-K, filed January 13, 2005).
3.3	Articles of Correction of Articles of Amendment of Articles of Incorporation of Shuffle Master, Inc., effective March 15, 2005 (Incorporated by reference to exhibit 3.1 to our Current Report on Form 8-K, filed March 18, 2005).
3.4	Bylaws of Shuffle Master, Inc., as amended and restated (Incorporated by reference to exhibit 3.2 in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).
3.5	Amendment to Shuffle Master's Corporate Bylaws, as adopted by our board of directors on January 11, 2005 (Incorporated by reference to exhibit 3.4 to our Annual Report on Form 10-K, filed January 13, 2005).
4.1	Shareholder Rights Plan dated June 26, 1998 (Incorporated by reference to our Current Report on Form 8-A dated July 10, 1998).
4.2	Amendment No. 1 to Rights Agreement dated January 25, 2005 (Incorporated by reference to our Current Report on Form 8-K dated February 10, 2005).
4.3	Amendment to Rights Agreement dated June 26, 2008 (Incorporated by reference to our Current Report on Form 8-K dated July 2, 2008.)
4.4	Registration Rights Agreement dated May 13, 2004, by and between Casinos Austria AG on the one hand and Shuffle Master, Inc. on the other hand (Incorporated by reference to exhibit 10.2 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004).
4.5	Agreement and Guaranty dated May 12, 2004, by and between Casinos Austria AG and Cai Casinoinvest Middle East GMBH on the one hand and Shuffle Master, Inc. on the other hand (Incorporated by reference to exhibit 10.3 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004).

4.6	Purchase Agreement, dated April 15, 2004, among Shuffle Master, Inc. and Deutsche Bank Securities, Inc. relating to the 1.25% Contingent Convertible Senior Notes due 2024 (Incorporated by reference to exhibit 10.4 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004).
4.6	Registration Rights Agreement dated April 21, 2004, among Shuffle Master, Inc. and Deutsche Bank Securities Inc. and Goldman, Sachs & Co relating to the 1.25% Contingent Convertible Senior Notes due 2024 (Incorporated by reference to exhibit 10.5 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004).
4.7	Indenture, dated as of April 21, 2004, between Shuffle Master, Inc. and Wells Fargo Bank, N. A. relating to the 1.25% Contingent Convertible Senior Notes due 2024 (Incorporated by reference to exhibit 10.6 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004).
5.1*	Opinion of Larkin Hoffman Daly & Lindgren Ltd.
10.1	Shuffle Master, Inc. 2002 Stock Option Plan (Incorporated by reference to Exhibit B in our Proxy Statement dated February 11, 2002).
10.2	Amendment to the Shuffle Master, Inc. 2002 Stock Option Plan (Incorporated by reference to exhibit 10.33 in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2002).
10.3	Shuffle Master, Inc. Restated Outside Directors' Option Plan dated January 24, 2002 (Incorporated by reference to exhibit 10.32 in our Annual Report on Form 10-K for the year ended October 31, 2001).
10.4	Shuffle Master, Inc. 2004 Equity Incentive Plan (Incorporated by reference to our Proxy Statement dated February 23, 2004).
10.5	Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (Incorporated by reference to our Proxy Statement dated February 23, 2004).
10.6	Employment Agreement, by and between Shuffle Master, Inc. and Mark Yoseloff, dated February 23, 2004 (Incorporated by reference to exhibit 10.1 in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2004).
10.7	Covenant Not to Compete by and between Shuffle Master, Inc. and Mark L. Yoseloff, dated February 23, 2004 (Incorporated by reference to exhibit 10.2 in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2004).
10.8	First amendment to Employment Agreement, by and between Shuffle Master, Inc. and Mark L. Yoseloff (Incorporated by reference to exhibit 10.1 in our Current Report on Form 8-K, filed June 8, 2007).
10.9	Employment Agreement, by and between Shuffle Master, Inc. and Brooke Dunn, dated January 9, 2006 (Incorporated by reference to exhibit 10.5 in our Annual Report on Form 10-K for the year ended October 31, 2005).
10.10	Employment Agreement by and between Shuffle Master, Inc. and Paul Meyer dated October 31, 2005 (Incorporated by reference to exhibit 10.1 in our Current Report on Form 8-K, filed on November 4, 2005).
10.11	Patent Purchase Agreement by and between International Game Technology and Shuffle Master, Inc. dated June 13, 2005 (request for confidential treatment filed with SEC) (Incorporated by reference to exhibit 10.1 of our Quarterly Report on Form 10-K, filed September 9, 2005).

10.12	Product Development and Integration Agreement by and among Shuffle Master, Inc., Progressive Gaming International Corporation and International Game Technology dated June 13, 2005 (request for confidential treatment filed with SEC) (Incorporated by reference to exhibit 10.2 of our Quarterly Report filed September 6, 2006 (confidential Treatment requested under 17 C. F. R. Section 240.24b-2).
10.13	Distributorship Agreement by and between Machines Games Automatics, S.A. and Shuffle Master GMBH & CO KG dated May 17, 2005 (request for confidential treatment filed with SEC) (filed as exhibit 10.1 to our Current Report on Form 8-K, filed September 16, 2005)
10.14	Call Option Deed by and between Shuffle Master, Inc. and CVC Limited dated November 15, 2005 (Incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K, filed November 15, 2005).
10.15	Call Option Deed by and between Shuffle Master, Inc. and CVC Communication and Technology Pty Ltd. dated November 15, 2005 (Incorporated by reference to exhibit 10.2 of our Current Report on Form 8-K, filed November 15, 2005).
10.16	Pre-Bid Agreement between Shuffle Master, Inc. and Stargames Corporation Pty Limited dated November 15, 2005 (Incorporated by reference to exhibit 10.3 of our Current Report on Form 8-K, filed November 15, 2005).
10.17	Shuffle Master Australasia Pty Ltd's Bidder Statement, along with Stargames' Target Statement, each dated November 15, 2005 (Incorporated by reference to exhibit 10.4 of our Current Report on Form 8-K, filed November 15, 2005).
10.18	Patent Licensing Agreement between Shuffle Master, Inc. and Progressive Gaming International Corporation dated September 29, 2006 (Request for Confidential Treatment filed with SEC).
10.19	Credit Agreement, dated November 30, 2006, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K, filed December 6, 2006).
10.20	Amendment No. 1, dated April 5, 2007 to the Credit Agreement, dated as of November 30, 2006, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and the lenders party thereto (Incorporated by reference to exhibit 10.1 in our Current Report on Form 8-K, filed April 6, 2007).
10.21	Security Agreement, dated November 30, 2006, between Shuffle Master, Inc. and the guarantors party thereto in favor of Deutche Bank Trust Company Americas (Incorporated by reference to exhibit 10.2 of our Current Report on Form 8-K, filed December 6, 2006).
10.22	Purchase Agreement by and among Shuffle Master, Inc., on the one hand, and Progressive Gaming International and Progressive Games, Inc. on the other hand, dated September 26, 2007 (Incorporated by reference to exhibit 10.1 (a) in our Current Report on form 8-K, filed September 28, 2007).
10.23	Amended and Restated License Agreement by and among Shuffle Master, Inc., on the one hand, and Progressive Gaming International on the other hand, dated September 26, 2007 (Incorporated by reference to exhibit 10.1 (b) in our Current Report on Form 8-K, filed September 28, 2007).
10.24	Software Distribution License Agreement by and among Shuffle Master, Inc. and its affiliates, on the one hand, and Progressive Gaming International Corporation and its affiliates, on the other hand, dated September 26, 2007 (Incorporated by reference to exhibit 10.1 in our Current Report on form 8-K, filed October 2, 2007).

10.25	First amendment to Employment Agreement, by and between Shuffle Master, Inc. and Brooke Dunn (Incorporated by reference to exhibit 10.1 in our Current Report on Form 8-K, filed January 11, 2008).
10.26	Second Amendment to Employment Agreement, dated July 10, 2008, by and between Shuffle Master, Inc. and Mark Yoseloff (Incorporated by reference to our Current Report on Form 8-K dated July 11, 2008).
10.27**	Form of Lock Up Agreement to be entered into by Deutsche Bank Securities Inc. and the directors and officers of Shuffle Master, Inc.
10.28**	Amendment No. 2 to Credit Agreement, dated July 14, 2008, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A.
21.1	List of subsidiaries of the Registrant (Incorporated by reference to exhibit 21 in our Annual Report on Form 10-K/A for the year ended October 31, 2007).
23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Larkin Hoffman Daly & Lindgren Ltd. (included in Exhibit 5.1).

*
Filed herewith.

**
Previously filed.

(b)    Financial Statement Schedules

        Schedule II—Valuation and Qualifying Accounts and Reserves

        Other schedules are omitted because they are not required.

Item 17.    Undertakings

        We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in the denominations and registered in the names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 14 above or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

        We undertake that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 18, 2008.

SHUFFLE MASTER, INC.
By:	* Mark L. Yoseloff Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Mark L. Yoseloff	Chief Executive Officer and Chairman (Principal Executive Officer)	July 18, 2008
* Paul C. Meyer	President and Chief Operating Officer	July 18, 2008
* Coreen Sawdon	Acting Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 18, 2008
* Garry W. Saunders	Director	July 18, 2008
* Louis Castle	Director	July 18, 2008
* Phillip C. Peckman	Director	July 18, 2008
* John R. Bailey	Director	July 18, 2008
*/s/ JEROME R. SMITH Jerome R. Smith Attorney-in-fact

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Explanatory Note
PART II Information Not Required in Prospectus
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES